Exhibit 99.1
Credit Acceptance
25505 West Twelve Mile Road
Southfield, MI 48034-8339
(248) 353-2700
creditacceptance.com

NEWS RELEASE
FOR IMMEDIATE RELEASE

Date: December 15, 2023

Investor Relations: Douglas W. Busk
Chief Treasury Officer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com

Nasdaq Symbol: CACC

CREDIT ACCEPTANCE CORPORATION ANNOUNCES EXPIRATION AND RESULTS OF
TENDER OFFER FOR ANY AND ALL OF ITS $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF
5.125% SENIOR NOTES DUE 2024

Southfield, Michigan – December 15, 2023 – Credit Acceptance Corporation (Nasdaq: CACC) (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) announced today that its previously announced cash tender offer (the “Offer”) for any and all of the $400,000,000 aggregate principal amount of its 5.125% Senior Notes due 2024 with CUSIP number 225310AN1 (the “Notes”) expired at 5:00 p.m., New York City time, on December 14, 2023 (the “Expiration Time”). According to information provided by Global Bondholder Services Corporation, the tender agent and the information agent for the Offer, Notes in an aggregate principal amount of $322,270,000 were validly tendered and not validly withdrawn at or before the Expiration Time. This amount excludes Notes in an aggregate principal amount of $2,830,000 tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase, including the related Notice of Guaranteed Delivery, dated December 5, 2023 (the “Offer to Purchase”), and in the related Letter of Transmittal, which remain subject to the holders’ performance of the delivery requirements under such procedures. The closing of the Offer is subject to a number of conditions that are set forth in the Offer to Purchase, including the successful completion by us of a new senior debt offering. If the conditions are satisfied, we expect to pay for the Notes that were validly tendered and not validly withdrawn at or before the Expiration Time on December 19, 2023 (the “Settlement Date”).

Holders who validly tendered (and did not validly withdraw) their Notes at or before the Expiration Time will receive $1,000 for each $1,000 principal amount of Notes accepted by us for purchase in the Offer. Accrued and unpaid interest up to, but not including, the Settlement Date will be paid in cash on all validly tendered Notes accepted by us for purchase in the Offer.

We intend to fund the purchase of the Notes that were validly tendered and not validly withdrawn at or before the Expiration Time with a portion of the proceeds from our previously announced senior debt offering, the closing of which is expected to occur on or about December 19, 2023, subject to customary closing conditions.

Wells Fargo Securities, LLC has acted as the dealer manager in connection with the Offer. Copies of the Offer to Purchase, the related Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from Global Bondholder Services Corporation, which is acting as the tender agent for the Offer and as the information agent for the Offer, online at https://www.gbsc-usa.com/creditacceptance/ or by telephone at (212) 430-3774 (banks and brokers) or (855) 654-2015 (all others). Questions regarding the Offer may be directed to the information agent, Global Bondholder Services Corporation, at (212) 430-3774 (banks and brokers) or (855) 654-2015 (all others). Questions regarding the Offer may also be directed to the dealer manager, Wells Fargo Securities, LLC, at (866) 309-6316 (toll-free) and (704) 410-4756 (collect).

This announcement is not an offer to purchase or a solicitation of an offer to sell any securities. The Offer was made solely by means of the Offer to Purchase and the related Letter of Transmittal.

Cautionary Statement Regarding Forward-Looking Information

Statements in this release that are not historical facts, such as those using terms like “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “assume,” “forecast,” “estimate,” “intend,” “plan,” “target,” or similar expressions, and those regarding our future results, plans, and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements, which include statements concerning the Offer and the new senior debt offering, represent our outlook only as of the date of this release. Actual results could differ materially from these forward-looking statements since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2023, and Item 1A in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 1, 2023, and other risk factors listed from time to time in our reports filed with the SEC. We do not undertake, and expressly disclaim any obligation, to update or alter our statements whether as a result of new information, future events or otherwise, except as required by applicable law.
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